                                                                   Exhibit 5

                          Opinion of Ellen Oran Kaden


                                                      October 20, 1999


Campbell Soup Company
Campbell Place
Camden, New Jersey  08103-1799

Gentlemen:

     Campbell Soup Company, a New Jersey corporation (the "Company"), is registering for sale under the Securities Act of 1933, as amended (the "Act"), $600,000,000 in aggregate principal amount of the Company's debt securities (the "Debt Securities") to be offered from time to time pursuant to a Registration Statement on Form S-3 being filed under the Act on the date hereof (the "Registration Statement") and issued from time to time under an Indenture (the "Indenture") between the Company and Bankers Trust Company of New York, as Trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statement. $100,000,000 of the Debt Securities were previously registered under Registration Statement No. 333-11497 and are being included as part of the Registration Statement pursuant to Rule 429 under the Act.

     As Senior Vice President - Law and Government Affairs of the Company, I have general supervision over the Company's legal affairs. In such capacity, I, or lawyers under my supervision, have examined originals or copies certified to our satisfaction of such documents, certificates or other statements of public officials and corporate officers of the Company and such other papers as we have deemed relevant and necessary in order to give the opinion hereinafter set forth. In this connection, we assumed the genuineness of signatures on, and the authenticity of, all documents so examined. As to any facts material to this opinion which were not independently established by us, we relied on such certificates or other statements of public officials and officers of the Company with respect to the accuracy of factual matters contained therein.

     Based upon the foregoing, and the legal considerations that I deem relevant, it is my opinion that the Debt Securities of a particular series offered (the "Offered Debt Securities") will be legally issued and binding obligations of the Company (except as may be limited by bankruptcy, insolvency, reorganization or others relating to the enforcement of creditors' rights or by general principles of equity) when (i) the Registration Statement relating to the Offered Debt Securities, as amended (including all necessary post-effective amendments), shall have become effective under the Act, (ii) the Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee, and duly qualified under the Trust Indenture Act of 1933, as amended, and (iii) the Offered Debt Securities shall have been duly executed and authenticated as provided in the Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefore.

     I call your attention to the fact that I am a member of the Bar of the State of New York. Although I am generally familiar with the corporate law of the State of New Jersey and have made such legal and factual investigation as I deemed appropriate under the circumstances, I am not a member of the Bar of the State of New Jersey.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference under the caption "Legal Opinions" in the Prospectus forming a part thereof or used in connection therewith.

                                    Very truly yours,


                                    /s/ Ellen Oran Kaden
                                    Ellen Oran Kaden